EXHIBIT 10.29

                             BASIC LEASE INFORMATION
                                  OFFICE LEASE
Lease Date: October 7, 1998
Landlord: Parker Associates
Address of Landlord:    2560 Ninth Street, Suite 117
                      Berkeley, California 94710

                      Tenant: Patient Infosystems

                      Address of Tenant: Suite 220
                      @ Parker Plaza
                     Contact: James Martin       Telephone: 883-2160 x134

                      Premises: Suite 110 in Parker Plaza
                     2560 Ninth Street
                     Berkeley, California

Scheduled Term Commencement Date:  October 26, 1998
Scheduled Length of Term: 1 year
Scheduled Term Expiration Date:  October 25, 1999
Rent:
         Base Rent                  $4,200.00      /month
         Estimated                  $              /month
         Basic Operating Costs.     $              /month

Total Rent                          $_____________/month
Security Deposit and Last Month's Rent:      $6300.00
Tenant's Proportionate Share:
Permitted Use: General Office
Occupancy Density: N/A

The foregoing Basic Lease Information it Incorporated Into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease the latter shall control.

LANDLORD: Parker Associates                          TENANT
                                                     Patient Infosystems
By: /s/  Michael Haimovitz                           By:  /s/ Donald A Carlberg
Its General Partner                                           Its C.E.O.
Date:  10/19/98                                      Date: 10/12/98
forth in any statement provided by landlord under paragraph 29(C) above. Tenant shall have the right not later than (20) days following the receipt of such statement, and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such calendar year to be audited by certified public accountants selected by Tenant subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund or credit by Landlord to Tenant in excess of (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord. Otherwise the cost of such audit shall be paid by Tenant, if Tenant shall not request an audit In accordance with the provisions of this paragraph 29(e) within twenty (20) days of receipt of Landlord's statement provided pursuant to paragraph 29(d), such statement shall be final and binding for all purposes hereof,

(a) Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Landlord (or Tenant) during the Term of this Lease. whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (a) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises: (b) the value of any leasehold improvements, alterations, or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or
Landlord: or (c) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

(b) In the event that it shall not be lawful for Tenant so to reimburse Landlord, the Rent shall be revised to net Landlord the same net rent after imposition of any such tax upon Landlord as would-have been payable to Landlord prior to the imposition of any such tax. All taxes payable by Tenant under this Paragraph 30 shall be additional rental.

31.Subject to the provisions of paragraph 10 hereof, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors. administrators and assigns of the parties hereto.

32.In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees to be fixed by the court in such action or proceeding.

33. No diminution of light, air or view by any structure which mayhereafter be erected @whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant. or in any other way affect this Lease or Tenant's obligations hereunder.

34.Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Promises, Including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering working hours of employees, and encouraging use of such facilities, all at Tenant's sole reasonable cost and expense.

35.(a) The term "Premises" shall be deemed to include (except where such meaning would be clearly repugnant to the context) the off ice space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised.

(b) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease,

(C) The term "Landlord" in these presents shall include the Landlord, its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.

(d) The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations. and their and each of their respective successors, executors, administrators and permitted assigns, according to the context thereof.

               (e) Time is of the essence of this Lease and all of its provisions, (f) This Lease shall in all respects be governed by the laws of the State of California. (g) This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. (h) There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits (1) This Lease may not be modified except by a written instrument by the parties hereto. (j) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect. (k)

36. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                                                     "LANDLORD"

                                                     Parker Associates


                     Date   10/19/98                By:  /s/ Michael Haimovitz
                                                    Its:   General Partner

                                    "TENANT"

                               Patient Infosystems

Date   10/12/98                                     By:  /s/ Donald A Carlberg
                                                    Its:         C.E.O.